UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _____________________________________________________________________________
FORM 8-K/A
_____________________________________________________________________________
Amendment No. 2 to
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): 04/29/2024
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Schneider National, Inc.
(Exact Name of Registrant as Specified in Charter)
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Wisconsin	001-38054		39-1258315
(State of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)
3101 South Packerland Drive	Green Bay	WI	54313
(Address of Principal Executive Offices)			(Zip Code)
(920) 592-2000
(Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, no par value	SNDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note: This Form 8-K/A (“Amendment No. 2”) amends Item 8.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 1, 2024 (the “Original Form 8-K”), as amended by Amendment No. 1 to the Original Form 8-K filed on May 2, 2024 (“Amendment No. 1”). The Company furnished Amendment No. 1 solely to include the missing signature of the Company’s Executive Vice President, General Counsel and Corporate Secretary and to fix the header for Item 5.03. This Amendment No. 2 supplements Amendment No. 1 and is being filed for purposes of correcting a scrivener’s error in the dividend record date and the dividend payment date reported in Item 8.01. This Amendment No. 2 should be read in conjunction with the Original Form 8-K and Amendment No. 1. Except as set forth below, the Original Form 8-K, as amended by Amendment No. 1, remains unchanged.

ITEM 8.01.    Other Events.
On May 1, 2024, the Company announced that on April 29, 2024, the Board approved a quarterly cash dividend for the second fiscal quarter of 2024 in the amount of $0.095 per share to holders of the Company's Class A and Class B common stock. The dividend is payable to the Company's shareholders of record at the close of business on June 7, 2024 and is expected to be paid on July 9, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2024	SCHNEIDER NATIONAL, INC.

By:	/s/ Thomas G. Jackson
Name:	Thomas G. Jackson
Title:	Executive Vice President, General Counsel and Corporate Secretary